As filed with the Securities and Exchange Commission on June 9, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DSW Inc.
(Exact name of registrant as specified in its charter)

Ohio	31-0746639

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

810 DSW Drive
Columbus, Ohio	43219

(Address of Principal Executive Offices)	(Zip Code)
DSW Inc. 2005 Equity Incentive Plan
(Full title of the plan)
William L. Jordan
General Counsel
810 DSW Drive
Columbus, Ohio 43219

(Name and address of agent for service)
(614) 237-7100

(Telephone number, including area code, of agent for service)
Copies of Correspondence to:
Robert J. Tannous, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered (1)	per share	price	registration Fee
Class A Common Shares, without par value	3,000,000	$11.40(2)	$34,200,000(2)	$1,909

(1)	This Registration Statement shall be deemed to cover an indeterminate number of additional shares of DSW Inc. Class A Common Shares, without par value, as may be issuable pursuant to future stock dividends, stock splits, or similar transactions, pursuant to Rule 416(a) and (b) of the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended. The maximum aggregate offering price is based on 3,000,000 additional shares registered for issuance under the DSW Inc. 2005 Equity Incentive Plan, multiplied by $11.40, the average of the high and low prices of the Class A Common Shares, without par value, of DSW Inc. as reported on the New York Stock Exchange on June 2, 2009.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23(b)

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed by DSW Inc., an Ohio corporation (the “Registrant”), relating to 3,000,000 Class A Common Shares, without par value (the “Common Shares”), issuable under the DSW Inc. 2005 Equity Incentive Plan (the “Plan”), which Common Shares are in addition to the 4,600,000 Common Shares registered on the Registrant’s Form S-8, filed on June 30, 2005 (Commission File No. 333-126244) (the “Prior Registration Statement”).
     This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with Instruction E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of Common Shares under the Plan and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents, which have previously been filed by the Registrant, as specified, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
     1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 (filed on April 1, 2009) (File No. 001-32545).
     2. The Registrant’s reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since January 31, 2009.
     3. The description of the Registrant’s Common Shares that is contained in the Registrant’s registration statement on Form 8-A filed with the Commission on June 23, 2005 (File No. 001-32545) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit		Exhibit
Number		Description

4(a)		Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW Inc. Form 10-K filed on April 13, 2006).

4(b)		Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to the DSW Inc. Form 10-K filed on April 13, 2006).

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23(b)	*	Consent of Deloitte & Touche LLP.

24	*	Power of Attorney (contained on signature page hereto).

99		DSW Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the DSW Inc. Quarterly Report on Form 10-Q filed on June 4, 2009).

*	Filed herewith.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on June 9, 2009.

DSW Inc.
By:	/s/ William L. Jordan
William L. Jordan
Executive Vice President and General Counsel

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Douglas J. Probst and William L. Jordan and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Michael R. MacDonald Michael R. MacDonald	Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2009

/s/ Douglas J. Probst Douglas J. Probst	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2009

/s/ Jay L. Schottenstein Jay L. Schottenstein	Chairman of the Board of Directors	June 8, 2009

/s/ Elaine J. Eisenman Elaine J. Eisenman	Director	June 8, 2009

/s/ Carolee Friedlander Carolee Friedlander	Director	June 8, 2009

Name	Title	Date

/s/ Joanna T. Lau Joanna T. Lau	Director	June 8, 2009

Roger S. Markfield	Director	June 8, 2009

/s/ Philip B. Miller Philip B. Miller	Director	June 8, 2009

/s/ James D. Robbins James D. Robbins	Director	June 8, 2009

/s/ Harvey L. Sonnenberg Harvey L. Sonnenberg	Director	June 8, 2009

/s/ Allan J. Tanenbaum Allan J. Tanenbaum	Director	June 8, 2009

/s/ Heywood Wilansky Heywood Wilansky	Director	June 8, 2009

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DSW Inc.
EXHIBITS

EXHIBIT INDEX

Exhibit		Exhibit
Number		Description

4(a)		Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the DSW Inc. Form 10-K filed on April 13, 2006).

4(b)		Amended and Restated Code of Regulations (incorporated by reference to Exhibit 3.2 to the DSW Inc. Form 10-K filed on April 13, 2006).

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 incorporated herein by reference).

23(b)	*	Consent of Deloitte & Touche LLP.

24	*	Power of Attorney (contained on signature page hereto).

99		DSW Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 to the DSW Inc. Quarterly Report on Form 10-Q filed on June 4, 2009).

*	Filed herewith.